Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 27, 2005 relating to the financial statements and financial statement schedule of UAP Holding Corp. and subsidiaries and ConAgra Agricultural Products, appearing in the Annual Report on Form 10-K of UAP Holding Corp. for the year ended February 27, 2005.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Denver, Colorado

July 28, 2005